UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 12, 2005, at the Annual Meeting of Stockholders, the stockholders of Nucor Corporation (“Nucor”) approved the 2005 Stock Option and Award Plan (the “2005 Stock Plan”).

The 2005 Stock Plan will replace the existing Nucor Corporation 2001 Non-Employee Director Equity Plan and the Nucor Corporation 2003 Key Employees Incentive Stock Option Plan. The 2005 Stock Plan provides for Nucor to grant stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to key employees and non-employee directors, as determined by the Compensation and Executive Development Committee of the Board of Directors.

A summary description of the 2005 Stock Plan is set forth on pages 22 through 24 of Nucor’s Proxy Statement dated March 29, 2005, which description is incorporated by reference herein. Such description is qualified in its entirety by reference to the complete terms and conditions of the 2005 Stock Plan, a copy of which is included herewith as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Nucor Corporation 2005 Stock Option and Award Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: May 17, 2005

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Nucor Corporation 2005 Stock Option and Award Plan

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